
                                                                    EXHIBIT 99.2

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                                        Contents

================================================================================
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EXHIBIT II

          Unaudited Financial Statement

             Balance Sheet                                                     1

             Summary of Significant Accounting Policies                      2-4

             Notes to Financial Statements                                   5-9
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
=========================================================================================================
                                                                                              (Unaudited)
January 1,                                                                                           2001
---------------------------------------------------------------------------------------------------------
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Assets

Current assets:
  Cash                                                                                         $   72,458
  Accounts receivable (Notes 3 and 4)                                                              72,785
  Inventories, net (Notes 2, 3 and 4)                                                           1,854,163
  Prepaid expenses (Note 8)                                                                        58,660
---------------------------------------------------------------------------------------------------------
Total current assets                                                                            2,058,066
---------------------------------------------------------------------------------------------------------
Equipment, furniture and fixtures (Notes 3 and 4):
  Buildings and improvements                                                                      145,377
  Machinery, equipment and tooling                                                                738,765
  Office equipment, furniture and fixtures                                                        129,235
---------------------------------------------------------------------------------------------------------
                                                                                                1,013,377
  Less accumulated depreciation                                                                    73,356
---------------------------------------------------------------------------------------------------------
Net equipment, furniture and fixtures                                                             940,021
---------------------------------------------------------------------------------------------------------
Other assets:
  Goodwill and other intangible assets, net of accumulated amortization of $137,497             2,630,994
---------------------------------------------------------------------------------------------------------
                                                                                               $5,629,081
=========================================================================================================

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                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                                   Balance Sheet
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
================================================================================
                                                                     (Unaudited)
January 1,                                                                  2001
--------------------------------------------------------------------------------
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Liabilities and Partners' Capital

Current liabilities:
  Line of credit (Note 3)                                             $  175,000
  Accounts payable, trade                                                372,560
  Accrued expenses                                                       117,421
  Notes payable, limited partner (Note 7)                                310,000
  Customer deposits                                                    1,727,544
  Current portion of long-term debt (Note 4)                             465,524
--------------------------------------------------------------------------------
Total current liabilities                                              3,168,049
--------------------------------------------------------------------------------
Long-term debt, net of current portion (Notes 4 and 5):
  Senior notes payable                                                 1,069,716
  Subordinated notes payable (net of discount of $144,733)             1,105,267
  Warrants                                                               167,000
--------------------------------------------------------------------------------
Total long-term debt                                                   2,341,983
--------------------------------------------------------------------------------
Total liabilities                                                      5,510,032
--------------------------------------------------------------------------------
Commitments and Contingencies (Note 6)                                        --
--------------------------------------------------------------------------------
Partners' capital                                                        119,049
--------------------------------------------------------------------------------
                                                                      $5,629,081
================================================================================
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        See accompanying summary of significant accounting policies and notes to financial statements.

                                                   Champion Trailer Company L.P.
                                                   (a Texas Limited Partnership)

                                      Summary of Significant Accounting Policies
                                                                     (unaudited)
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=========================================================================================================

Description of Business             Champion Trailer Company, L.P. (the "Company"), located in
                                    Lewisville, Texas, was formed on April 18, 2000 primarily to purchase the assets of Champion Trailers, LLC, Champion Collision,
                                    LLC and Brandonson, Inc. The Company manufactures and sells transport trailers to be used primarily in the auto racing industry.

Revenue Recognition                 Sales are recorded when title passes to the customer or when services are performed in accordance with agreements with
                                    customers. The Company accumulates costs of trailers in work in process inventory until completion. The Company recognizes repair revenue when services are provided to the customer.

                                    The Company also engages in used trailer sales transactions, in which the Company collects a commission for brokering activities.
                                    The Company does not take title to these trailers. Accordingly, commission revenues are recorded as net cash received by the
                                    Company. The Company recognized $52,800 of commission revenues on
                                    $822,761 of gross sales in 2000.

Business Risk and Credit            Financial instruments which potentially subject the Company to
  Concentrations                    concentrations of credit risk consist principally of trade receivables. The Company's customers operate primarily in the auto racing industry and are located primarily in the Southern states.
                                    The credit risk associated with trade receivables within this specific industry may be affected by changes in economic or other conditions and may, accordingly, impact the Company's overall credit risk. The Company reviews a customer's credit history before extending credit. Additionally, the Company progress bills on larger contracts. Allowances for doubtful accounts are established based on specific customer risk, historical trends and other information. No allowance for doubtful accounts is deemed necessary at January 1, 2001.

Inventories                         Inventories are valued at the lower of standard cost or market, which approximates the first-in, first-out (FIFO) method.

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                                                                               2

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                      Summary of Significant Accounting Policies
                                                                     (unaudited)
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=========================================================================================================

Intangible Assets                   Intangible assets arising from the acquisitions are amortized over their estimated useful lives, ranging from five to fifteen years, using the straight-line method. Impairments are recognized in operating results if impairment indicators are present and the expected future operating cash flows of the related assets are less than their carrying amounts. (Also see Note 1).

                                    Intangible and other assets at January 1, 2001 consisted of the following:

                                    January 1,                                                  2001
                                  ---------------------------------------------------------------------

                                    Goodwill                                              $2,578,338
                                    Debt issuance costs                                       90,153
                                    Noncompete agreement                                     100,000
                                  ---------------------------------------------------------------------

                                                                                           2,768,491
                                    Less accumulated amortization                            137,497
                                  ---------------------------------------------------------------------

                                                                                          $2,630,994
                                  =====================================================================

Equipment, Furniture and            Equipment, furniture and fixtures are recorded at historical cost
  Fixtures                          with depreciation taken using the straight-line method over their estimated useful lives. Life ranges for property and equipment are as follows:


                                    Buildings and improvements                          30 - 39 years

                                    Machinery, equipment and tooling                     5 - 7 years

                                    Office equipment, furniture, and fixtures            5 - 7 years

                                    Autos and trucks                                     5 - 8 years

Income Taxes                        Champion Trailer Company, L.P. is a partnership, and thus, income, losses, and credits are recognized by the individual partners.
                                    Accordingly, no provision for federal and state taxes has been recognized in the accompanying financial statements.

Use of Estimates                    The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.
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                                                                               3

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                      Summary of Significant Accounting Policies
                                                                     (unaudited)
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=========================================================================================================

Partners' Capital                   Partners' capital includes both the general partner's and limited partners' capital and is subject to certain withdrawal
                                    restrictions. Partnership profits and losses are allocated to partners based on each partner's percentage share of outstanding partnership units. As of January 1, 2001, the partners had contributed capital amounting to $750,000.

                                    As discussed in Note 5, the partnership has reserved 25% of outstanding partnership units for warrants issued to The Markpoint
                                    Company, which can be exercised and converted into partnership units.  The partnership has a nondilution provision related to the issuance of these warrants.
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                                                                               4

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                   Notes to Financial Statements
                                                                     (unaudited)
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=========================================================================================================

1.  Acquisitions                    Acquisition of Assets:
                                    ---------------------

                                    On May 2, 2000, the Company  acquired the assets of Champion Trailer,
                                    LLC, Champion Collision, LLC and Brandonson, Inc. for a total purchase price of approximately $3,829,000. The purchase price was comprised of $3,666,500 in cash and the issuance of seller notes payable in the amount of $162,500. The acquisition was accounted for using the purchase method. Accordingly, the Company allocated the purchase price to assets acquired and liabilities assumed based on their fair values. The acquisition was allocated as follows:
                                    $1,151,000 to the net value of tangible assets; and $2,678,000 to the following intangibles: $100,000 to covenants not to compete and approximately $2,578,000 to goodwill.

2.  Inventories                     Inventories at January 1, 2001 consisted of the following:

                                    January 1,                                                        2001
                                  ------------------------------------------------------------------------
                                    Raw material and purchased parts                            $  313,806
                                    Work in process--trailers                                    1,522,896
                                    Work in process--repairs                                        17,461
                                  ------------------------------------------------------------------------
                                                                                                $1,854,163
                                  ========================================================================

                                    The Company recorded an obsolescence reserve in the amount of $31,000 and a reserve for excess and slow-moving inventory in the amount of
                                    $55,377 to its raw material inventories. The Company also recorded an additional reserve of $36,285 to reduce trailers in process at
                                    January 1, 2001 to lower-of-cost or market.

3.  Line of Credit                  January 1,                                                        2001
                                  ------------------------------------------------------------------------
                                    Facility 1--Line of Credit, maximum borrowing equal to
                                    $200,000, interest payable monthly at prime plus 1/2%
                                    (10% at January 1, 2001) due July 2001                      $  175,000
                                  ========================================================================

                                    The line of credit and long-term debt described in Note 4 are secured by substantially all assets of the Company. The credit agreement also includes guarantees by certain limited partners of the Company.
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                                                                               5

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                   Notes to Financial Statements
                                                                     (unaudited)
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=========================================================================================================

                                    The line of credit and term loans are subject to various affirmative and negative loan covenants including net worth, funded debt to
                                    EBITDA, and debt service coverage ratio. As of January 1, 2001, the
                                    Company was in technical default of these loan covenants.

4.  Long-term Debt                  Long-term debt consisted of the following:

                                    Senior Debt:
                                    -----------

                                    January 1,                                                        2001
                                  ------------------------------------------------------------------------

                                    Facility 2--term loan; note payable $650,000, requires
                                    monthly principal installments of $7,738 plus interest
                                    at prime plus  3/4% (10  1/4% at December 31, 2000),
                                    due June 2005                                               $  603,572

                                    Facility 3 - term loan, note payable $1,118,000,
                                    requires monthly principal installments of $31,056
                                    plus interest at prime plus 1  1/2% (11% at December
                                    31, 2000), due June 2003                                       931,668
                                  ------------------------------------------------------------------------
                                                                                                 1,535,240
                                    Less current portion                                           465,524
                                  ------------------------------------------------------------------------
                                                                                                $1,069,716
                                  ========================================================================

                                    Subordinated Debt:
                                    -----------------

                                    January 1,                                                        2001
                                  ------------------------------------------------------------------------

                                    Note payable to The Markpoint Company, $1,250,000,
                                    interest payable monthly at 13  1/2%, commencing June
                                    1, 2000, balloon payment of outstanding principal
                                    balance due May 2005                                        $1,250,000

                                    Less unamortized discount associated with put warrant
                                    (see Note 5)                                                 (144,733)
                                  ------------------------------------------------------------------------
                                                                                                $1,105,267
                                  ========================================================================
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                                                                               6

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                   Notes to Financial Statements
                                                                     (unaudited)
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=========================================================================================================

                                    Following are maturities of long-term debt for each of the next five years:

                                    Year Ending January 1,
                                  -----------------------------------------------------------------------
                                    2001                                                     $  465,524
                                    2002                                                        465,524
                                    2003                                                        279,192
                                    2004                                                         92,856
                                    2005                                                      1,482,144
                                  -----------------------------------------------------------------------
                                    Total                                                    $2,785,240
                                  =======================================================================

5.  Partnership Unit Purchase       In connection with the issuance of the subordinated debt discussed
    Warrants                        in Note 4, the Company issued partnership unit purchase warrants entitling the subordinated debt holder the option to acquire up to
                                    200 partnership units. The warrants are exercisable at any time at
                                    $.01 per share and are scheduled to expire in May 2008. In addition, the warrants include both a mandatory and an optional redemption feature which allows for redemption of the warrants at anytime prior to expiration. The redemption price is based on the fair market value of the Company, as defined in the agreement, at the redemption date. The Company has reserved 200 partnership units related to these warrants. A value of $167,000 was assigned to these warrants at the inception of the Company and as of January 1,
                                    2001. The discount on the debt instrument is amortized over a
                                    60-month period. At January 1, 2001, the unamortized discount associated with the put warrant is $144,733.

6.  Operating Lease                 The Company leases its facility from the former owner under an arrangement accounted for as an operating lease. The Company is required to pay maintenance costs, utilities and insurance. Total rent expense, net of sublease income of $24,680, was $185,870 for
                                    2000.
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                                                                               7

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                    Notes to Financial Statement
                                                                     (unaudited)
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=========================================================================================================

                                    Future minimum lease payments under the above operating lease are as follows:

                                    Year Ending January 1,
                                  -----------------------------------------------------------------------
                                    2001                                                     $  332,865
                                    2002                                                        332,865
                                    2003                                                        110,955
                                  -----------------------------------------------------------------------
                                    Total                                                    $  776,685
                                  =======================================================================

7.  Notes Payable, Limited Partner  During 2000, the Company received advances from a related party to fund operations. The amount due to this related party at January 1,
                                    2001 was $310,000. The note payable is unsecured and bears interest at 10%.

8.  Related Parties                 In addition to the borrowings from the related party described in
                                    Note 7, the Company has engaged in the following transactions with related parties:

                                    Sales:
                                    -----

                                    The Company sold two trailers to DW Leasing, an entity with common ownership, in the ordinary course of business during 2000.  Total revenue recognized as a result of these transactions was $466,124.
                                    The Company realized gross profit of approximately $91,000 on these transactions.

                                    Management Fee and Administrative Expenses:
                                    ------------------------------------------

                                    The Company reimburses Obsidian Capital and DW Leasing, related entities, for monthly administrative expenses, including
                                    advertising and officer travel expenses. In 2000, the Company incurred approximately $41,000 of administrative expenses to related parties.

                                    Pursuant to a management agreement between the Company and Obsidian
                                    Capital, the Company is obligated to pay a 2% management fee based on gross revenues on an annual basis. This management fee will not be paid if it causes the Company to violate covenant provisions with its lenders. Accordingly, no management fee was accrued or paid in 2000.
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                                                                               8

                                                  Champion Trailer Company, L.P.
                                                   (a Texas Limited Partnership)

                                                   Notes to Financial Statements
                                                                     (unaudited)
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=========================================================================================================

                                    Costs Relating to Asset Acquisition:
                                    -----------------------------------

                                    The Company repaid $229,855 of costs related to the April 18, 2000 asset acquisition to various related parties. These costs were paid by the related parties on behalf of the Company. Included in this amount was a payment of $50,000 to a related entity as an
                                    investment banking fee.

                                    Prepaid Expenses:
                                    ----------------

                                    At January 1, 2001, the Company has advanced $31,393 to related companies for future marketing and advertising services to be received in 2001.
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                                                                               9